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                                                                  EXHIBIT 3.1.13

                            CERTIFICATE OF FORMATION

                                       OF

                                SANMINA-SCI, LLC

         This Certificate of Formation of Sanmina-SCI, LLC, dated as of December 17, 2001, is being duly executed and filed by Steven Jackman, as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act.

         FIRST. The name of the limited liability company formed hereby is Sanmina-SCI, LLC (the "LLC").

         SECOND. The name of the registered office of the LLC in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, Delaware 19801, County of New Castle.

         THIRD. The name and address of the registered agent for service of process on the LLC in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, Delaware 19801, County of New Castle.

         IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as the date first above written.

                                             /s/ Steven Jackman
                                             -----------------------------------
                                             Steven Jackman
                                             Authorized Person